 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES

EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 19, 2016

NORTHWEST PIPE COMPANY

(Exact name of registrant as specified in its charter)

OREGON	0-27140	93-0557988
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5721 SE Columbia Way, Suite 200

Vancouver, WA 98661

(360) 397-6250

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On April 19, 2016, the Board of Directors of Northwest Pipe Company (the “Company”), upon the recommendation of the Compensation Committee, approved the Long Term Incentive Plan Agreement (the “Agreement”), with cash awards and grants of restricted stock units (“RSUs”) for the following Executive Officers in the amounts set forth in the table below. Pursuant to the Agreement, each Executive Officer received an award of cash and RSUs valued at an amount equal to a specific percentage of his or her respective annual base salary, with 75 percent of each award represented by cash and 25 percent of each award represented by RSUs. 50 percent of the cash will be paid on the final regular payroll date of 2016 and 50 percent of the cash will be paid on the final regular payroll date of 2017, provided that the Executive Officer remains employed by the Company on such dates. The RSUs awarded will vest on January 16, 2018 based upon continued service with the Company on that date. In the event of a “change in control” (as defined in the Agreement), the RSUs will vest and the cash will be paid immediately after the change in control. The Agreement also provides that, in the event the Executive Officer’s employment with the Company is terminated by the Company without “Cause” (as defined in the Agreement) before the final regular payroll date of 2017, the Company shall pay the Executive Officer a lump sum amount equal to the Executive Officer’s salary for the number of months specified in the table below, and extend the Executive Officer’s health insurance coverage under COBRA for the shorter of the number of months specified in the table below or the maximum COBRA period. The severance benefit is conditioned upon the Executive Officer’s agreement to comply with certain noncompetition and nonsolicitation covenants and the execution of a separation agreement that includes a release of claims against the Company. The foregoing descriptions of the terms of the Agreement, the cash awards, the RSU awards, and severance benefits are qualified by reference to the full text of the forms of the Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

	Cash	Restricted Stock Units	Months of salary upon termination without cause
Scott Montross Director, President and Chief Executive Officer	$165,625	52,972	24
Robin Gantt Senior Vice President and Chief Financial Officer	78,000	24,947	18
William Smith Executive Vice President, Operations	77,000	24,627	12
Martin Dana Executive Vice President, Business Development and Strategy	77,000	24,627	12

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)     Exhibits

10.1 Form of Long Term Incentive Plan Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on April 21, 2016.

NORTHWEST PIPE COMPANY
(Registrant)

By:	/s/ ROBIN GANTT
Robin Gantt,
Senior Vice President, Chief Financial Officer and Corporate Secretary